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                                                                    EXHIBIT 10.6


                               AMENDMENT NO. 1 TO
                            JOINT VENTURE AGREEMENT

         This Amendment No. 1 (this "Amendment") dated as of April 25, 1997 to the Joint Venture Agreement dated as of October 28, 1996 (the "Agreement") by and among McCaw International, Ltd. a Washington corporation ("MIL"), McCaw International (Delaware), Ltd., a Delaware corporation and wholly owned subsidiary of MIL ("MIL Delaware"), McCaw International (Holdings), Ltd., a Cayman Islands company and 99%-owned subsidiary of MIL Delaware ("MIL Holdings"), McCaw International (Argentina) LLC, a Cayman Islands limited life company ("MIL Argentina") (MIL, MIL Delaware, MIL Holdings and MIL Argentina being referred to individually as a "MIL Party" and collectively as the "MIL Parties"), Telcom Ventures, LLC, a Delaware limited liability company ("Telcom"), and Wireless Ventures of Argentina, L.L.C., a Delaware limited liability company which is 99%-owned by Telcom ("WVA").

                                    RECITALS

A. MIL, MIL Argentina, Telcom and WVA entered into a Purchase Agreement dated as of October 28, 1996 (the "Paging Agreement") relating to a proposed joint venture in the paging business in Argentina, and the parties hereto entered into the Agreement to provide for a subsequent combination of the paging joint venture with a joint venture in the business of Specialized Mobile Radio in Argentina ("SMR"), subject to obtaining the Authorization (as defined in the Agreement).

B. The Authorization has been obtained, and the transactions contemplated by the Paging Agreement have not yet been consummated.

C. Simultaneously herewith, MIL, MIL Argentina, Telcom and WVA are entering into an agreement terminating, rescinding and canceling the Paging Agreement.

D. MIL Argentina intends to transfer the capital stock of McCaw S.A. (as defined in the Agreement) held by it to MIL Holdings.

E. The parties hereto desire to amend certain provisions of the Agreement pursuant to Section 10.2 thereof in order to provide for the creation of a holding company, McCaw International (Argentina), Ltd., a company organized under the laws of the Cayman Islands (the "JVC"), to which MIL Holdings will contribute the capital stock of McCaw S.A. and WVA will contribute the capital stock of the WVA Subsidiaries (as defined in the Agreement), in each case in exchange for 50% of the share capital of the JVC .

         In consideration of the mutual promises contained herein, the parties hereto agree as follows:
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                                   ARTICLE I

                                 AMENDMENTS

1.1      DEFINED TERMS

         Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

1.2.     AMENDMENTS

         (a) The definitions of "Telcom Invested Capital" and "Shareholders Agreement" set forth in Section 1.1 of the Agreement are hereby deleted, the following definitions of "Appraised Fair Market Value," "Claim Notice," "JVC," "Members Agreement," "MIL Interim Financial Statements," "WVA Interim Financial Statements" and "WVA Invested Capital" are hereby inserted in Section 1.1 in alphabetical order, and the definitions of "Accountants" and "Closing Date" set forth in Section 1.1 of the Agreement are hereby amended and restated to read in their entirety as follows:

                 "Accountants" has the meaning set forth in Section 2.3(d).

                 "Appraised Fair Market Value" has the meaning set forth in
                 Section 8.4.

                 "Claim Notice" has the meaning set forth in Section 8.3.

                 "Closing Date" has the meaning set forth in Section 2.2.

                 "JVC" means McCaw International (Argentina), Ltd., a company organized under the laws of the Cayman Islands.

                 "Members Agreement" has the meaning set forth in Section 6.4.

                 "MIL Interim Financial Statements" has the meaning set forth in Section 3.7.2.

                 "WVA Interim Financial Statements" has the meaning set forth in Section 4.7.2.

                 "WVA Invested Capital" has the meaning set forth in Section 2.1.2(b)(iii).

         (b) Article II of the Agreement is hereby amended and restated to read in its entirety as follows (and Exhibit 2.1.1 in the form attached hereto is hereby added to the Agreement):

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                 2.1      ESTABLISHMENT OF THE JOINT VENTURE

                          2.1.1   ESTABLISHMENT OF THE JVC

                          As soon as practicable after the date hereof, the
                 parties hereto shall cooperate to form the JVC as a company organized under the laws of the Cayman Islands. The Memorandum and Articles of Association of the JVC shall be substantially in the form attached as Exhibit 2.1.1 hereto.

                          2.1.2   CAPITAL CONTRIBUTIONS

                          (a) At least three business days prior to the Closing Date, MIL Holdings shall provide to WVA a good faith estimate of the amounts described in Section
                 2.1.2(b)(iii)(x)(2), and WVA shall provide MIL Holdings a good faith estimate of the amount described in Section 2.1.2(b)(iii)(y)(2).

                          (b)     On or prior to the Closing Date:

                                  (i)      MIL Argentina shall transfer all of
                 the issued and outstanding capital stock of McCaw S.A. held by it which is registered at such time before the Public Registry of Commerce of the City of Buenos Aires to the JVC, and MIL Holdings shall simultaneously transfer the one share of the issued and outstanding capital stock of McCaw S.A. held by it to the joint ownership of MIL Holdings and WVA;

                                  (ii) WVA shall transfer all of the issued and outstanding capital stock of the WVA Subsidiaries held by it which is registered at such time before the Public Registry of Commerce of the City of Buenos Aires to the JVC, and WVA shall cause Carlos Zabalza to transfer the one share of the capital stock of each of the WVA Subsidiaries held by him to the joint ownership of MIL Holdings and WVA;

                                  (iii) MIL Holdings or WVA, as the case may be, shall contribute cash (the "True-Up") to the JVC, such that after such cash capital contribution, (x) the sum of (1) $10,000,000 (the value of the capital stock of McCaw S.A. as of October 28, 1996), (2) all cash equity investments by MIL Holdings and its Affiliates in McCaw S.A., less any cash dividends or other cash or noncash distributions to MIL Holdings and its Affiliates by McCaw S.A., in each case between October 28, 1996 and the Closing Date, and (3) the True-Up paid by MIL Holdings, if any ((x) (1), (2) and (3)





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                 together being referred to herein as the "MIL Holdings
                 Invested Capital"), is equal to (y) the sum of (1) $10,000,000 (the value of the capital stock of the WVA Subsidiaries as of October 28, 1996), (2) all cash equity investments by the WVA Securityholders and their Affiliates in the WVA Subsidiaries, less any cash dividends or other cash or noncash distributions to the WVA Securityholders and their Affiliates by the WVA Subsidiaries, in each case between October 28, 1996 and the Closing Date, and (3) the True-Up paid by WVA, if any ((y)
                 (1), (2) and (3) together being referred to herein as the "WVA Invested Capital"; the WVA Invested Capital or the MIL Holdings Invested Capital being referred to together or separately as the "Invested Capital"); provided that "Invested Capital" shall exclude contributed services or intangible rights in excess of the cash that would have been paid to the party contributing such services or rights in an arm's-length transaction with a non-affiliate;

                                  (iv)     to the extent that WVA shall have,
                 prior to the Closing Date, made capital contributions to the WVA Subsidiaries or MIL Holdings shall have made capital contributions to McCaw S.A., in each case which shall not have been formally registered as capital increases of the relevant company, the parties hereto shall treat such capital contributions for purposes of clause (iii) above as if the corresponding capital increases had been made prior to the Closing Date, and WVA and MIL Holdings each hereby assign all rights to such capital contributions to the JVC and agree to take all actions necessary to cause the registration of such capital contributions as capital increases in the name of the JVC;

                                  (v)      the JVC shall repurchase one share
                 of its share capital from each of Paul Lumsden and Henry Smith, in each case for US$0.001; and

                                  (vi) the JVC shall issue 20,898,600 fully paid shares of its share capital to each of MIL Holdings and WVA in exchange for their respective Invested Capital contributed to the JVC pursuant to Sections 2.1.2(b)(i) through (iii), equal in each case to 50% of the issued and outstanding share capital of the JVC.

                          2.1.3 INSTRUMENTS OF SALE AND TRANSFER; FURTHER ASSURANCES

                          On or prior to the Closing Date:

                          (a) MIL Holdings shall deliver to the JVC evidence that all necessary action has been taken to vest in the JVC, MIL





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                 Holdings and WVA, on the Closing Date, all MIL Holdings'
                 right, title and interest to all of the capital stock of McCaw S.A., all as described in Section 2.1.2(b)(i), including but not limited to (i) a copy of the letters delivered by MIL Holdings and MIL Argentina to McCaw S.A. notifying McCaw S.A. of the transfers of the capital stock of McCaw S.A. described in Section 2.1.2(b)(i) and requiring the registration of such transfers in the registry book of McCaw S.A., with signatures duly certified by a notary public and legalized by the "Apostille" procedure, (ii) stock certificates of McCaw S.A. properly endorsed to and registered in the name of the JVC, MIL Holdings and WVA and (iii) evidence of registration of such transfers in the registry book of McCaw S.A.

                          (b) WVA shall deliver to the JVC evidence that all necessary action has been taken to vest in the JVC, MIL Holdings and WVA, on the Closing Date, all WVA's right, title and interest in and to all of the capital stock of the WVA Subsidiaries, all as described in Section 2.1.2(b)(ii), including but not limited to (i) a copy of the letters delivered by WVA to each of the WVA Subsidiaries notifying each of them of the transfers of their respective capital stock described in Section 2.1.2(b)(ii) and requiring the registration of such transfers in their respective registry books with signature duly certified by a notary public and legalized by the "Apostille" procedure, (ii) stock certificates of the WVA Subsidiaries properly endorsed to and registered in the name of the JVC, MIL Holdings and WVA and
                 (iii) evidence of registration of such transfers in the registry books of the WVA Subsidiaries.

                 2.2      CLOSING

                          The closing (the "Closing") of the transactions
                 contemplated hereby shall take place on May 6, 1997 (the "Closing Date") at the offices of MIL, 1191 Second Avenue, Suite 1600, Seattle, Washington, with effect as of the close of business on April 30, 1997, or at such other place and time as MIL and Telcom may agree.





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                 2.3      POST-CLOSING ADJUSTMENTS

                          (a) As promptly as practicable, but no later than 30 days after the Closing Date, MIL shall provide to Telcom
                 (i) a statement certifying its calculation of the MIL Holdings Invested Capital and (ii) a balance sheet of McCaw S.A. as of the Closing Date (the "MIL Closing Balance Sheet"), both of which shall have been reviewed by McCaw S.A.'s regular independent accountants, together with detailed support for such calculation, and Telcom shall provide to MIL (i) a statement certifying its calculation of the WVA Invested Capital and (ii) a consolidated balance sheet of the WVA Subsidiaries as of the Closing Date (the "WVA Closing Balance Sheet," and together with the MIL Closing Balance Sheet, the "Closing Balance Sheets"), both of which shall have been reviewed by KPMG Peat Marwick, together with detailed support for such calculation. All calculations shall be derived from the respective financial statements of McCaw S.A. and the WVA Subsidiaries, which shall have been prepared in accordance with U.S. generally accepted accounting principles and with accounting policies and practices consistent with those used in preparation of the MIL Argentina Financial Statements and the WVA Financial Statements, respectively. MIL Holdings' regular independent accountants shall verify that McCaw S.A. had no long-term liabilities and KPMG Peat Marwick shall verify that the WVA Subsidiaries had no long-term liabilities, in each case as of the Closing Date.

                          (b) To the extent that the either party's (i) Closing Balance Sheet indicates that the sum of the current liabilities and long-term liabilities of such party exceeded the current assets of such party as of the Closing Date by more than US$1,000,000 and/or (ii) certified statement of Invested Capital indicates that the amount of such party's Invested Capital used for purposes of the calculations set forth in Section 2.1.2(b)(iii) exceeded the amount of such party's Invested Capital as of the Closing Date as shown on such certified statement of Invested Capital (the aggregate amount of such party's excesses being referred to herein as such party's "Shortfall," and such party being referred to herein as the "Deficient Party"), the Deficient Party shall, subject to paragraphs (c) through (f) below, pay the JVC an amount equal to the Deficient Party's Shortfall in cash within 15 days of the Deficient Party's delivery of its Closing Balance Sheet.

                          (c) If one party (the "Disagreeing Party") disagrees with the other party's calculations described in
                 Section 2.3(b), the





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                 Disagreeing Party may, within 30 days of the delivery of the other party's Closing Balance Sheet, deliver a notice to the other party disagreeing with such calculation and setting forth its calculation. Any such notice of disagreement shall specify those items or amounts as to which the Disagreeing Party disagrees, and the Disagreeing Party shall be deemed to have agreed with all other items and amounts contained in the other party's Closing Balance Sheet.

                          (d)     If a notice of disagreement shall be
                 delivered by a Disagreeing Party pursuant to Section 2.3(c), MIL and Telcom shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the other party's Shortfall, which amount shall not be less than the amount thereof shown in the other party's calculations delivered pursuant to Section 2.3(b) or more than the amount thereof shown in the Disagreeing Party's calculation delivered pursuant to Section 2.3(c). If, during such period, MIL and Telcom are unable to reach such agreement, the MIL Parties, on the one hand, and Telcom and WVA, on the other hand, shall promptly thereafter cause the JVC to engage an independent accounting firm of nationally recognized standing reasonably satisfactory to MIL and Telcom (which shall not have any material relationship with MIL or Telcom or any of their Affiliates (the "Accountants")) promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the other party's Shortfall. The other party and its Affiliates shall provide all detailed documentation necessary to support the computation underlying the other party's calculation of the other party's Shortfall. In making such calculation, the Accountants shall consider for change only those items or amounts in the other party's Closing Balance Sheet or statement of Invested Capital or the other party's calculation of its own Shortfall as to which the Disagreeing Party has disagreed. The Accountants shall deliver to MIL and Telcom, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon MIL and Telcom. The cost of such review and report shall be borne
                 (i) by the Disagreeing Party if the difference between the Accountants' calculation of the other party's Shortfall and the Disagreeing Party's calculation of the other party's Shortfall delivered pursuant to Section 2.3(c) is greater than the difference between the Accountants' calculation of the other party's Shortfall and the other party's calculation of the other party's Shortfall delivered pursuant to Section 2.3(b), (ii) by the other party if the




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

                 first such difference is less than the second such difference, and (iii) otherwise equally by MIL and Telcom.

                          (e) If the Accountants shall have calculated MIL's or Telcom's Shortfall, MIL or Telcom, as the case may be, agrees to pay the JVC the amount of any Shortfall, as calculated by the Accountants pursuant to Section 2.3(d), in cash within ten days of receipt of the Accountants' calculation, to the extent such payment has not already been made pursuant to Section 2.3(b). Any Shortfall may be satisfied, at the option of the party having an obligation to pay a Shortfall, by payment of cash to the JVC or by the exercise of the option to require the Company to repurchase shares of the Company's share capital pursuant to Section 6 of the Members Agreement.

                          (f) MIL and Telcom agree that they will, and agree to cause their respective independent accountants, MIL Holdings, MIL Argentina, McCaw S.A., WVA and the WVA Subsidiaries to, cooperate and assist in the Accountants' review of the Closing Balance Sheets, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

         (c) Section 3.7 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 3.7      FINANCIAL STATEMENTS

                 3.7.1    GENERAL

                 MIL has previously delivered to Telcom consolidated financial statements of MIL Argentina and McCaw S.A. as of and for the year ended December 31, 1995 and as of and for the nine months ended September 30, 1996 (the "MIL Argentina Financial Statements"). The MIL Argentina Financial Statements present fairly the consolidated financial position and results of operations of MIL Argentina and McCaw S.A. as of the dates and for the periods indicated therein in accordance with U.S. generally accepted accounting principles consistently applied, except that the MIL Argentina Financial Statements for the nine months ended September 30, 1996 may be subject to normal year-end adjustments of a type consistent with prior years and do not contain footnotes.

                 3.7.2    INTERIM FINANCIAL STATEMENTS





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                 MIL has delivered or will deliver to Telcom prior to the
                 Closing monthly financial statements of McCaw S.A. for periods subsequent to September 30, 1996 (the "MIL Interim Financial Statements"). The financial statements of McCaw S.A. as of and for the three months ended March 31, 1997 are attached in
                 Schedule 3.7. The MIL Interim Financial Statements present fairly the financial position and results of operations of McCaw S.A. as of the dates and for the periods indicated therein in accordance with U.S. generally accepted accounting principles consistently applied, subject to normal year-end adjustments of a type consistent with prior years and without footnotes.

         (d) The first sentence of Section 3.12(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

                 MIL has delivered or will deliver to Telcom prior to the Closing Date true and complete copies of all material leases, subleases, rental agreements, contracts of sale or licenses of any portion of the personal property (the "McCaw S.A. Personal Property") owned, leased or rented by McCaw S.A.

         (e) The first sentence of Section 3.22 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 None of the MIL Parties has retained any broker or finder in connection with the transactions contemplated by this Agreement.

         (f) The following new Section 3.24 is hereby inserted at the end of Article III of the Agreement:

                 3.24     NO PLAN OR INTENTION TO TRANSFER

                          None of the MIL Parties has any plan or intention to
                 sell, transfer or otherwise dispose of any of the share capital of the JVC received by MIL Holdings at the Closing.

         (g) The second sentence of Section 4.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 WVA and each of the WVA Subsidiaries has all corporate power and authority or limited liability company power and authority required to own, operate and lease its properties and assets and to carry on its business (including the SMR business and paging business, when applicable) as now conducted except where such failure to have corporate power and authority or limited liability





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                 company power and authority would not have a material adverse effect on WVA and the WVA Subsidiaries, taken as a whole.

         (h) Section 4.7 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 4.7      FINANCIAL STATEMENTS

                 4.7.1    GENERAL

                 Telcom has previously delivered to MIL consolidated financial statements of WVA and the WVA Subsidiaries as of and for the year ended December 31, 1995 and as of and for the nine months ended September 30, 1996 (the "WVA Financial Statements").
                 The WVA Financial Statements present fairly the consolidated financial position and results of operations of WVA and the WVA Subsidiaries as of the dates and for the periods indicated therein in accordance with U.S. generally accepted accounting principles consistently applied; except that the WVA Financial Statements for the nine months ended September 30, 1996 may be subject to normal year-end adjustments of a type consistent with prior years and do not contain footnotes.

                 4.7.2    INTERIM FINANCIAL STATEMENTS

                 Telcom has delivered or will deliver to MIL prior to the Closing monthly consolidated financial statements of the WVA Subsidiaries for periods subsequent to September 30, 1996 (the "WVA Interim Financial Statements"). The consolidated financial statements of the WVA Subsidiaries as of and for the three months ended March 31, 1997 are attached in Schedule
                 4.7. The WVA Interim Financial Statements present fairly the consolidated financial position and results of operations of the WVA Subsidiaries as of the dates and for the periods indicated therein in accordance with U.S. generally accepted accounting principles consistently applied; subject to normal year-end adjustments of a type consistent with prior years and without footnotes.

         (i) Section 4.9 of the Agreement is hereby amended and restated to read in its entirety as follows:


                 There are no long-term liabilities of any WVA Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are required by generally accepted accounting principles to be reflected in a balance sheet or in the notes thereto, and there is no existing condition,





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                 situation or set of circumstances that is reasonably likely to result in such a liability, other than liabilities provided for in the WVA Financial Statements or disclosed on Schedule
                 4.9. Except as disclosed on Schedule 4.9, none of the liabilities of the WVA Subsidiaries are past due, and all such liabilities were incurred in the ordinary course of business on terms consistent with past practices.

         (j) Section 4.10 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 Except as disclosed on Schedule 4.10, there are no intercompany balances, and there are no and have not been any intercompany transactions, between Telcom and its Affiliates on the one hand and the WVA Subsidiaries on the other hand.

         (k) Paragraphs (a), (d) and (g) of Section 4.12 of the Agreement are hereby amended and restated to read in their entirety as follows:

                 (a) Telcom has delivered or will deliver to MIL prior to the Closing Date true and complete copies of all material leases, subleases, rental agreements, contracts of sale or licenses of any portion of the personal property (the "WVA Personal Property") owned, leased or rented by the WVA Subsidiaries. The WVA Subsidiaries have legal ownership or other legal rights to use all property used in the conduct of the WVA Business as presently conducted. Schedule 4.12(a) lists all leased WVA Personal Property with a monthly lease payment (or annual lease payment prorated on a monthly basis) in excess of US$1,000.

                 (d) Except as listed on Schedule 4.12(d), the WVA Assets are free and clear of all Liens (other than Permitted Liens), and, other than leased WVA Assets, each of the WVA Subsidiaries has good and marketable title thereto. The WVA Subsidiaries have valid leasehold interests in all leased assets.

                 (g) No assets used by the WVA Subsidiaries are owned by any Affiliate of the WVA Subsidiaries (excluding the WVA Subsidiaries).

         (l) Section 4.15 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 Telcom has provided or will provide MIL prior to the Closing Date a copy of, and has made available or will make available for review by MIL prior to the Closing Date originals of, all material contracts, oral or written, to which the WVA Subsidiaries are a party,





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
                 including, without limitation, security agreements, conditional sale agreements and instruments relating to the borrowing of money and all material contracts to which WVA is a party that directly relate to the WVA Business or the WVA Assets. Schedule 4.15 lists all such contracts. All such contracts are valid and in full force and effect, each of WVA and the WVA Subsidiaries, as the case may be, has performed all material obligations imposed upon it thereunder, and there are, under any of such contracts, no defaults or events of default by WVA or any WVA Subsidiary, as the case may be, or, to the knowledge of Telcom, or any other party thereto, that would materially adversely affect the business, assets or financial condition of the WVA Subsidiaries, taken as a whole, or which could reasonably be expected to materially adversely affect the business prospects of the WVA Subsidiaries, taken as a whole. None of the WVA Securityholders, WVA or any WVA Subsidiary has received notice, nor is any WVA Securityholder, WVA or any WVA Subsidiary otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.


         (m) Section 4.16 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 Except as described on Schedule 4.16, there are no claims pending or, to the knowledge of the WVA Securityholders, WVA or any WVA Subsidiary, threatened against any WVA Securityholder, WVA or any WVA Subsidiary with respect to the WVA Business, before or by any governmental or nongovernmental department, commission, board, bureau, agency, instrumentality or any other Person, which Claims are reasonably likely to be resolved adversely to any of the WVA Securityholders, WVA or any of the WVA Subsidiaries, and which if so resolved would have a material adverse effect on the WVA Subsidiaries, taken as a whole. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which any WVA Securityholder, WVA or any WVA Subsidiary is a party that involve the transactions contemplated hereby or that could individually or in the aggregate have a material adverse effect upon the business, assets, financial condition or business prospects of the WVA Subsidiaries, taken as a whole.

         (n) The first two paragraphs and the first sentence of the third paragraph of Section 4.18 of the Agreement are hereby amended and restated to read in their entirety as follows:





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                 The WVA Subsidiaries own, or have full and unrestricted rights within Argentina (to the extent available under Argentine law) to:

                          (a) all material trademarks, trade names and copyrights, including, but not limited to, "AirLink," now used by the WVA Subsidiaries, and

                          (b) all material formulae, franchises, processes, techniques and manufacturing know-how and all trademarks, trade names and copyrights used in connection with services now being or intended to be offered and sold by the WVA Subsidiaries, as the case may be, except in each case where the failure to own or have full and unrestricted rights within Argentina to such items would not have a material adverse effect on the WVA Subsidiaries, taken as a whole.

                 Where registration of the intellectual property listed in clauses (a) and (b) above is necessary in order to have full and unrestricted rights to such intellectual property, such intellectual property has been duly registered with the proper authorities in Argentina. The WVA Subsidiaries as a result of the execution of this Agreement or the performance of their obligations hereunder will not be deprived of any rights which the WVA Subsidiaries would otherwise possess in any of the intellectual property listed in clauses (a) and (b) above.

                 A true and complete list of (i) all patents, patent applications, patent agreements, license agreements, proprietary information agreements, confidentiality agreements, invention agreements, consulting agreements, trademark registrations and applications therefor, trade names, service marks and copyright registrations and applications therefor to which any WVA Subsidiary is a party or that are used in the operation of the WVA Business and (ii) any interference actions or adverse claims made or threatened in respect thereof and any claims made or threatened for alleged infringement thereof are specifically set forth on
                 Schedule 4.18.

         (o) The second sentence of Section 4.20 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 Except where noncompliance would not individually or in the aggregate have a material adverse effect on the WVA Subsidiaries, taken as a whole, the WVA Securityholders, WVA and the WVA Subsidiaries have complied, and are in compliance with, all presently existing local and national Argentine laws, rules, ordinances, decrees and orders applicable to the operation of the WVA Business or to their owned or leased properties.

         (p) The following new Section 4.24 is hereby inserted at the end of Article IV of the Agreement:

                 4.24     NO PLAN OR INTENTION TO TRANSFER

                          WVA has no plan or intention to sell, transfer or
                 otherwise dispose of any of the share capital of the JVC received by WVA at the Closing.

         (q) Section 5.1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

                          (a) All representations and warranties herein shall apply to any exhibits, schedules and certificates delivered by Telcom or any officer thereof to any MIL Party, and each such certificate shall be deemed to be a representation by the WVA Securityholders as to the matters set forth therein. All representations and warranties herein shall apply to any exhibits, schedules and certificates delivered by any MIL Party or any officer thereof to Telcom or WVA, and each such certificate shall be deemed to be a representation by the MIL Party as to the matters set forth therein.

         (r) The parenthetical phrase in Section 5.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 (and WVA shall cause the WVA Subsidiaries to and the MIL Parties shall cause McCaw S.A. to)

         (s) Section 5.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 5.3      ADVICE OF CLAIMS

                          From October 28, 1996 to and including the Closing
                 Date, each of Telcom and WVA shall (and shall cause the WVA Subsidiaries to) promptly advise MIL in writing if it has notice or knowledge of the commencement or threat of any Claims against or affecting WVA or the WVA Subsidiaries or any rulings, decrees or other material developments in any Claim described on Schedule 4.16 or arising after October 28, 1996.

                          From October 28, 1996 to and including the Closing
                 Date, the MIL Parties shall (and shall cause McCaw S.A. to) promptly advise Telcom in writing if they have notice or knowledge of the commencement or threat of any Claims against or affecting McCaw S.A. or any rulings, decrees or other material developments in any Claim described on Schedule 3.16 or arising after October 28, 1996.

         (t) The first sentence of Section 5.4.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

                          The MIL Parties shall, and shall cause McCaw S.A. to,
                 to the best of their respective abilities, (a) preserve and protect the right of McCaw S.A. to use all the McCaw S.A. Channels as currently intended and (b) take action to satisfy all applicable build-out and loading requirements.

         (u) The last sentence of Section 5.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 The MIL Parties further agree that they will cause McCaw S.A. to comply with the preceding sentence, and Telcom and WVA further agree that they will cause the WVA Subsidiaries to comply with the preceding sentence.

         (v) The reference to "MIL" in the second sentence of Section 5.6(b) is hereby amended to read "The MIL Parties."

         (w)     The following new sentences are hereby inserted at the end of
Section 5.8 of the Agreement:

                 In addition, all parties intend that each of the transfers by MIL Holdings and WVA of the stock of McCaw S.A. and the WVA Subsidiaries to the JVC, respectively, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties agree to cooperate fully with the other parties and their legal counsel and accountants in connection with any filings or notifications required to be made with respect to Taxes, including, but not limited to, filings and notifications required to be made pursuant to Sections 351, 358, 367, 368 and 6038B of the Code. In addition, the parties further agree that they and the JVC will treat the JVC as a corporation for U.S. federal income tax purposes and unless the parties agree otherwise (i) all filings or notifications required to be made with respect to U.S. federal taxes shall be made consistent with such treatment and (ii) no action, including any liquidation or merger, shall be taken by the JVC which would result in it (or any successor) being treated as other than a corporation for U.S. federal income tax purposes.

         (x) The following new Section 5.9 is hereby inserted in the Agreement immediately after Section 5.8:

                 5.9      MANAGEMENT INFORMATION

                          From the date of this Agreement to and including the
                 Closing Date, (a) WVA shall (and shall cause the WVA Subsidiaries to) provide to MIL all material information specifically requested by the MIL Parties regarding the operation of the WVA Business during such period and (b) the MIL Parties shall (and shall cause McCaw S.A. to) provide to Telcom all material information specifically requested by Telcom regarding the operation of the McCaw S.A. Business during such period. Any information provided pursuant to this
                 Section 5.9 shall be subject to the Confidentiality Agreement.

         (y) Section 6.4 of the Agreement is hereby amended and restated to read in its entirety as follows (and Exhibit 6.4 to the Agreement is hereby amended and restated as attached hereto):

                 6.4      MEMBERS AGREEMENT

                          MIL Holdings, WVA and the JVC shall have entered into
                 a Members Agreement (the "Members Agreement") in substantially the form attached hereto as Exhibit 6.4.

         (z) Section 6.13 of the Agreement is hereby deleted in its entirety.

         (aa) Section 7.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 7.4      MEMBERS AGREEMENT

                          MIL Holdings, WVA and the JVC shall have entered into
                 the Members Agreement in substantially the form attached hereto as Exhibit 6.4.

         (bb) Section 7.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 7.5      MIL PARTIES OFFICERS' CERTIFICATE

                          Telcom shall have received certificates of the
                 President and Secretary of MIL, MIL Argentina and MIL Holdings, dated the Closing Date, in substantially the form attached hereto as Exhibit 7.5, certifying that (a) all the conditions set forth in this Article VII have been fulfilled,
                 (b) the representations and warranties of the MIL Parties herein are true and correct as of the Closing Date, and (c) such officers reasonably believe that all loading requirements with respect to McCaw S.A. Licenses required to be met within 90 days following the Closing Date will be met.

         (cc) Section 7.11 of the Agreement is hereby deleted in its entirety and Section 7.12 is hereby renumbered as Section 7.11.

         (dd) Sections 8.1 and 8.2 of the Agreement are hereby amended and restated to read in their entirety as follows:

                 8.1      INDEMNIFICATION BY WVA SECURITYHOLDERS

                          Subject to and in accordance with Section 8.4, Telcom
                 and WVA jointly and severally agree to indemnify and hold harmless, on an after-tax basis, the JVC, its successors and permitted assigns, and the officers, directors, affiliates, employees, Controlling Persons and agents of the foregoing and to hold each such party harmless against and in respect of any and all losses, damages, costs and expenses, including attorneys' fees ("Damages"), incurred by any such party by reason of (a) a breach of any of the representations or warranties made in this Agreement by the WVA Securityholders or WVA, (b) the breach of any covenant contained herein by the WVA Securityholders or WVA prior to the Closing or (c) the breach of undertakings of the WVA Securityholders or WVA in this Agreement or any other document, supplement, instrument, agreement, letter, amendment or assignment executed in connection herewith, or in any officers' certificate or other certificate delivered to the JVC, MIL or its Affiliates at or in connection with the Closing; provided that neither Telcom nor WVA shall be obligated to make any payments under this
                 Section 8.1 unless and until the amount of Damages exceeds US$100,000 after which Telcom and WVA, jointly and severally, shall be obligated to pay the entire amount of such Damages, including the first US$100,000; provided, further, that (subject to such US$100,000 threshold) Telcom and WVA, jointly and severally, shall indemnify and hold harmless, on an after-tax basis, MIL and MIL Holdings, their respective successors and permitted assigns, and the officers, directors, affiliates, employees, Controlling Persons and agents of the foregoing (the "MIL Indemnified Parties") against and in respect of any and all Damages incurred by any of the MIL Indemnified Parties which were incurred by reason of the matters described in clauses (a), (b) or (c) of this sentence and which are not remedied by the indemnification of the JVC pursuant to this
                 Section 8.1.

                 8.2      INDEMNIFICATION BY MIL

                          Subject to and in accordance with Section 8.4, the
                 MIL Parties jointly and severally agree to indemnify and hold harmless, on an after-tax basis, the JVC, its successors and permitted assigns, and the officers, directors, affiliates, employees, Controlling Persons and agents of the foregoing and to hold each such party harmless against and in respect of any and all Damages incurred by such party by reason of (a) breach of any of the representations or warranties made in this Agreement by any of the MIL Parties, (b) the breach of any covenant contained herein by any of the MIL Parties prior to the Closing or (c) the breach of undertakings of any of the MIL Parties in any other document, supplement, instrument, agreement, letter, amendment or assignment executed in connection herewith, or in any officers' certificate or other certificate delivered to the JVC, Telcom or its Affiliates at or in connection with the Closing; provided that no MIL Party shall be obligated to make any payments under this Section 8.2 unless and until the amount of Damages exceeds US$100,000, after which the MIL Parties, jointly and severally, shall be obligated to pay the entire amount of such Damages, including the first US$100,000; provided, further, that (subject to such US$100,000 threshold) the MIL Parties, jointly and severally, shall indemnify and hold harmless, on an after-tax basis, Telcom and WVA, their respective successors and permitted assigns, and the officers, directors, affiliates, employees, Controlling Persons and agents of the foregoing (together, the "WVA Indemnified Parties") against and in respect of any and all Damages incurred by any of the WVA Indemnified Parties which were incurred by reason of the matters described in clauses (a), (b) or (c) of this sentence and which are not remedied by the indemnification of the JVC pursuant to this
                 Section 8.2.

         (ee) Section 8.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 8.3      PROCEDURE

                          Promptly after receipt by any indemnified party of
                 notice of any claim, action or proceeding which may give rise to a right of indemnification hereunder, such indemnified party (the "Indemnitee") will give written notice thereof (the "Claim Notice") promptly (and, if the matter for which the Indemnitee is seeking indemnification hereunder arises from a breach of a representation and warranty, in no event later than the last survival date of the representation and warranty for the breach of which indemnification is sought) to the party or parties bearing the indemnification obligation (the "Indemnifying Party"); provided that the failure to give notice in accordance with this Section 8.3 shall not prevent enforcement hereunder if such failure is not prejudicial to the Indemnifying Party. If any of the MIL Parties believes that the JVC has a right of indemnification hereunder from Telcom or WVA, or if Telcom or WVA believes that the JVC has a right of indemnification hereunder from any of the MIL Parties, then the MIL Parties, Telcom and WVA shall cause the JVC to take all action necessary to enforce such right. The Indemnifying Party shall have the right to participate in the defense of any claim, action or proceeding which may give rise to a right of indemnification hereunder, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel mutually satisfactory to such parties and the Indemnitee, in which case every Indemnitee shall have the right to participate through counsel of its own choosing (and whose fees shall be paid by such Indemnitee). If the Indemnifying Party and the Indemnitee agree upon mutually satisfactory counsel to assume the defense, the Indemnifying Party shall assume the reasonable fees and expenses of such counsel and shall no longer assume the fees and expenses of any other attorney representing the Indemnitee. If the Indemnifying Party undertakes to compromise or defend any such liability, the Indemnifying Party shall so notify the Indemnitee in writing promptly of its intention to do so, and the Indemnitee shall cooperate with the Indemnifying Party and its counsel in the compromising of or the defending against any such liabilities or claims, at the expense of the Indemnifying Party. Such cooperation shall include, but shall not be limited to, the provision to the Indemnifying Party of reasonable access to the Indemnitee's business records, research, documents and employees as they relate to the defense of any indemnified claim. In response to a bona fide settlement offer, the Indemnifying Party may settle the monetary portion of an indemnifiable matter without the consent of the Indemnitee provided that such settlement

                 (i) includes as an unconditional term thereof the giving by the plaintiff or claimant to the Indemnitee of a release from all liability in respect of such claim or litigation, (ii) provides that the Indemnitee does not admit any guilt or fault with respect to the subject matter of such claim or litigation, and (iii) does not involve injunctive or other equitable relief.

         (ff) Section 8.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 8.4      METHOD OF PAYMENT

                          The Indemnifying Party may satisfy its obligations
                 under this Article VIII in cash or at its option in shares in the share capital of the JVC at their Appraised Fair Market Value (as defined below). The Indemnifying Party and the Indemnitees agree that in any case of indemnification hereunder where the JVC is damaged, payment will be made to the JVC; provided, however, that to the extent any Indemnitee is not made whole by such payment, such Indemnitee shall still retain a right to indemnification under this Section 8.

                          For purposes of this Agreement, "Fair Market Value"
                 of any of the share capital of the JVC means the price that an unrelated third party would pay if it were to acquire all outstanding equity interests of the JVC on the date the Claim Notice is deemed to be received by the Indemnifying Party in an arm's-length transaction, assuming that such equity interests were being sold in a manner designed to attract all possible participants and without taking into consideration a control premium or minority discount, multiplied by the percentage of the aggregate share capital represented by the amount of share capital in question on a fully-diluted basis. The "Appraised Fair Market Value" shall be determined in accordance with the following procedures: the Indemnifying Party shall select an investment banking firm of recognized national standing (the "First Appraiser"), which shall appraise the Fair Market Value and deliver its appraisal to the JVC, every Indemnitee and the Indemnifying Party, within 60 days of its engagement. If the Indemnitees (represented by one Person designated by the mutual consent of the Indemnitees (the "Representative")) shall disagree with the Fair Market Value determined by such appraiser, then the Representative shall have the right to appoint an additional investment banking firm of recognized national standing (the "Second Appraiser"). If the Representative does not engage a Second Appraiser within 30 days of the First

                 Appraiser's delivery of its appraisal, the First Appraiser's appraisal shall be the Appraised Fair Market Value. If the Representative engages a Second Appraiser, the Second Appraiser will appraise the Fair Market Value, and deliver its appraisal to the JVC, the Indemnitees and the Indemnifying Party, within 60 days of its engagement. If the difference between the two appraisals is less than 20% of the lower appraised value, then the Appraised Fair Market Value shall be the average of the two appraisals. If such difference is greater than or equal to 20% of the lower appraised value, the two appraisers shall engage a third independent investment banking firm of recognized national standing (the "Third Appraiser"), which shall appraise the Fair Market Value within 60 days of its engagement. The Appraised Fair Market Value shall be the average of the two appraised values that are closest in absolute U.S. dollars. All appraisals of Fair Market Value shall be as of the date of notice of exercise of the right. The expenses of the First Appraiser shall be borne by the Indemnifying Party; the expenses of the Second Appraiser, if any, shall be borne by the Indemnitees, jointly and severally; and the expenses of the Third Appraiser, if any, shall be borne equally by the Indemnifying Party on the one hand and the Indemnitees, jointly and severally among themselves, on the other hand.

         (gg)    The following Section 8.5 is hereby inserted at the end of
Article VIII of the Agreement:

                 8.5      THIRD PARTY BENEFICIARY

                          The JVC is intended to be a third party beneficiary
                 of (i) the representations, warranties and covenants in this Agreement of each of Telcom, WVA and the MIL Parties and (ii) the undertakings of each of Telcom, WVA and the MIL Parties in any other document, supplement, instrument, agreement, letter, amendment or assignment executed in connection herewith or in any officers' certificate delivered to the JVC, Telcom or its Affiliates or MIL or its Affiliates at or in connection with the Closing. As such, the JVC shall be entitled to enforce any such representation, warranty, covenant or undertaking as if it were a party to this Agreement, and the JVC shall be entitled to seek indemnification for, and to recover any damages suffered by it, in respect of any breach of any such representation, warranty, covenant or undertaking, including without limitation, recovery for any breach that results in the value of the JVC as of the Closing Date being less than the sum of the MIL Holdings Invested Capital and the WVA Invested Capital.

         (hh) The following new Article X is inserted after Article IX and the former Article X is renumbered to be Article XI and Sections 10.1 to 10.9 are renumbered to be Sections 11.1 to 11.9.

                                   ARTICLE X

                                 NONCOMPETITION

                 10.1     NONCOMPETITION

                          Each of MIL and Telcom agree that, until one year
                 following termination of the Members Agreement with respect to all Affiliates Controlled by such party, neither such party nor any Affiliate Controlled by such party shall in any way, by action or inaction, directly or indirectly, for itself or for the benefit of any other Person, own, manage, operate, join, Control or participate in the ownership, management, operation or Control of any Person that competes with the JVC or any Affiliate thereof, or agrees to do any of the foregoing, in the business of paging or SMR in Argentina, other than wireless radio engineering, design or program management services and the manufacture and sale of related software and hardware products. In addition, neither any party nor any Affiliate Controlled by such party may maintain an equity interest in any Person (other than the JVC) in which it owns an equity interest as of the date hereof, which equity interest entitles any such party or any Affiliate Controlled by such party to control of policymaking or day-to-day operations of such Person or in connection with which any such party or any Affiliate Controlled by such party has a representative on the board of directors, if such Person elects to engage in the business of cellular communications or Personal Communications Systems in Argentina.

                 10.2     SPECIFIC PERFORMANCE

                 The parties hereto acknowledge that it may be impossible to measure in money the damages that any party may incur as a result of another party's violation of any provision of this
                 Article X. Consequently, in any action specifically to enforce any provision of this Agreement, each party hereby waives any claim or defense therein that an adequate remedy at law or in damages exists. Each party further agrees that the other parties shall be entitled to injunctive relief, specific performance or other equitable relief to prevent violation of any provision of this Agreement.

         (ii) Renumbered Section 11.1 of the Agreement is hereby amended and restated to read in its entirety as follows:

                 11.1     EXPENSES

                          If the transactions contemplated by this Agreement
                 are consummated, the MIL Parties shall pay their own fees, costs and expenses, and Telcom and WVA shall pay their own fees, costs and expenses, incident to the negotiation, preparation and carrying out of this Agreement; provided that, except as expressly provided herein and except for the legal fees and expenses of Maples and Calder relating to the legal opinion to be delivered at Closing, the JVC shall not bear any fees, costs or expenses relating to the transactions contemplated hereby for the benefit of any of the MIL Parties, WVA or any of the WVA Securityholders.

         (jj) The first sentence of renumbered Section 11.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

                          This Agreement shall be governed by and construed and
                 enforced in accordance with the laws of the State of New York, as applied to contracts executed and to be fully performed in such state.

         (kk) Section 11.7 of the Agreement is hereby amended and restated to read in its entirety as follows:

                          (a)     To MIL and the MIL Parties:

                                  McCaw International, Ltd.
                                  1191 Second Avenue, Suite 1600
                                  Seattle, WA 98101
                                  Attention:  General Counsel
                                  Fax:  (206) 749-8384
                          with a copy to:

                                  Venture Law Group
                                  4750 Carillon Point
                                  Kirkland, WA 98033
                                  Attention:  Craig E. Sherman
                                  Fax:  (206) 739-8750

                          (b)     To Telcom:

                                  Telcom Ventures, LLC
                                  211 N. Union Street, Suite 300
                                  Alexandria, VA  22314
                                  Attention:  Dr. Rajendra Singh
                                  Fax:  (703) 706-3801

                          (with a copy to General Counsel)

                 and with a copy to:

                                  Dewey Ballantine
                                  1301 Avenue of the Americas
                                  New York, NY  10019
                                  Attention:  William J. Phillips, Esq.
                                  Fax:  (212) 259-6333

         (ll)    The following Section 11.10 is hereby inserted at the end of
Article XI of the Agreement:

                 11.10    SEVERABILITY

                 If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                                  ARTICLE II.

                                   GENERAL
2.1      HEADINGS

         The headings preceding the text of sections of this Amendment are for convenience only and shall not be deemed parts thereof.

2.2      BINDING EFFECT; APPLICABLE LAW

         This Amendment shall become effective when it shall have been executed by the MIL Parties, Telcom and WVA. This Amendment and the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, as applied to contracts executed and to be fully performed in such state.

2.3      COUNTERPARTS

         This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


                              McCAW INTERNATIONAL, LTD.

                              By /s/ KEITH D. GRINSTEIN
                                -----------------------------------------------
                                  Its   President
                                      -----------------------------------------


                              McCAW INTERNATIONAL (DELAWARE), LTD.

                              By /s/ KEITH D. GRINSTEIN
                                -----------------------------------------------
                                  Its   President
                                      -----------------------------------------


                              McCAW INTERNATIONAL (HOLDINGS), LTD.

                              By /s/ KEITH D. GRINSTEIN
                                -----------------------------------------------
                                  Its   President
                                      -----------------------------------------


                              McCAW INTERNATIONAL (ARGENTINA) LLC

                              By /s/ KEITH D. GRINSTEIN
                                -----------------------------------------------
                                  Its   President
                                      -----------------------------------------


                              TELCOM VENTURES, LLC

                              By /s/ RAHUL PRAKASH
                                -----------------------------------------------
                                  Its
                                      -----------------------------------------





                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                            JOINT VENTURE AGREEMENT

                              WIRELESS VENTURES OF ARGENTINA, L.L.C.

                              By  /s/ RAHUL PRAKASH
                                -----------------------------------------------
                                  Its
                                      -----------------------------------------





                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                            JOINT VENTURE AGREEMENT